UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 25, 2026

Trinseo PLC

(Exact name of registrant as specified in its charter)

Ireland	001-36473	N/A
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

440 East Swedesford Road, Suite 301,

Wayne, Pennsylvania 19087

(Address of principal executive offices, including zip code)

(610) 240-3200

(Telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading symbol(s)	Name of Each Exchange on which registered
Ordinary Shares, par value $0.01 per share	TSEOF	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

EXPLANATORY NOTE

As previously disclosed, Trinseo PLC (the “Company,” “we” or “us”) and certain of its direct and indirect subsidiaries (collectively, the “Debtors”) intend to conduct a comprehensive restructuring of the Company’s capital structure (the “Restructuring Transactions”) through a joint prepackaged plan of reorganization (the “Plan”) under Chapter 11 of Title 11 of the United States Code (the “Bankruptcy Code”). The Restructuring Transactions are expected to reduce the Company’s total debt by approximately $2.0 billion and reduce its annual interest expense by approximately $140 million. Pursuant to a Restructuring Support Agreement (the “RSA”) with holders of a significant majority of the Company’s debt (collectively, the “Supporting Creditors”), the Supporting Creditors have committed to support and vote for the Plan and use commercially reasonable efforts to complete the Restructuring Transactions. For a description of the material terms of the RSA, see the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on May 13, 2026 (the “RSA 8-K”), which description is incorporated herein by reference. Capitalized terms not defined herein have the meanings given to them in the RSA filed as Exhibit 10.1 in the RSA 8-K or in the body of the RSA 8-K.

ITEM 1.03 Bankruptcy or Receivership.

Voluntary Petition

On May 26, 2026 (the “Petition Date”), the Debtors filed voluntary petitions (the “Chapter 11 Cases”) under Chapter 11 of the Bankruptcy Code in the United States Bankruptcy Court for the Southern District of Texas, Houston Division (the “Bankruptcy Court”) to implement the Plan and the transactions set forth therein and in the RSA. The Plan embodies the terms of, and transactions contemplated by, the RSA.

On May 25, 2026, prior to commencing the Chapter 11 Cases, the Company commenced solicitation for approval of the Plan by eligible claimholders by transmitting its disclosure statement (the “Disclosure Statement”) and related solicitation materials to such eligible claimholders, and anticipates completing solicitation during the Chapter 11 Cases.

The Debtors have requested that the Bankruptcy Court administer the Chapter 11 Cases jointly for administrative purposes only under the caption In re Trinseo PLC, et al. The Debtors will continue to operate their business as a “debtor-in-possession” under the jurisdiction of the Bankruptcy Court and in accordance with the applicable provisions of the Bankruptcy Code and orders of the Bankruptcy Court.

The Debtors filed customary first day motions with the Bankruptcy Court to ensure its ability to continue operating in the ordinary course of business both domestically and internationally, including its authority to pay employees, vendors, and customers. The Plan and the “first day” relief anticipate that vendors and other unsecured creditors will be paid in full and in the ordinary course of business.

The Debtors also filed motions seeking entry of orders approving (i) the Company’s access to a fully committed $158 million debtor-in-possession financing (the “DIP Facilities”) and (ii) the replacement of the Company’s existing accounts receivable securitization program (the “Securitization Program”). The DIP Facilities and the Securitization Program are expected to provide the Debtors with day-to-day operating liquidity during the Chapter 11 Cases to continue their business operations in the ordinary course.

Item 2.04. Triggering Events that Accelerate or Increase a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement.

The filing of the Chapter 11 Cases described in Item 1.03 above constitutes an event of default under the Debtor’s prepetition funded debt agreements, including, without limitation:

•	the Credit Agreement dated September 6, 2017, as amended, governing the Debtors’ term loans;

•	the Credit Agreement dated September 8, 2023, as amended, governing the Debtors’ first lien term loans;

•	the Credit Agreement dated January 17, 2025, as amended, governing the Debtors’ super-priority revolving credit facility;

•	the Credit and Security Agreement dated July 18, 2024, as amended, governing the Debtors’ Securitization Program; and

•	the Indenture dated January 17, 2025, as supplemented, governing the Debtors’ 7.625% second lien senior secured notes due 2029

(collectively, the “Debt Instruments”).

The Debt Instruments provide that, as a result of the filing of the Chapter 11 Cases, the principal, premium, if any, accrued and unpaid interest and any other monetary obligations due thereunder are immediately due and payable. However, under section 362 of the Bankruptcy Code, the filing of the Chapter 11 Cases operated as an automatic stay of, among other things, the ability of the Debtors’ creditors to seek remedies to enforce their respective rights against the Debtors under the Debt, and the holders’ rights of enforcement in respect of the Debt Instruments are subject to the applicable provisions of the Bankruptcy Code. In addition, the Supporting Creditors have agreed to forbear from exercising remedies under the Debt Instruments pursuant to the RSA. The Plan contemplates the satisfaction or discharge of obligations under the Debt Instruments.

Item 7.01. Regulation FD Disclosure.

Press Release

On May 26, 2026, the Company issued a press release announcing the filing of the Chapter 11 Cases. A copy of the press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Disclosure Statement

Pursuant to the RSA, the Company commenced the solicitation of votes on the Plan from certain holders of claims prior to the filing of the Chapter 11 Cases and will continue solicitation during the Chapter 11 Cases. In connection with the solicitation, the Disclosure Statement was distributed to certain creditors of the Company that are entitled to vote under the Plan, a copy of which is furnished as Exhibit 99.2 to this Current Report on Form 8-K and is incorporated into this Item 7.01 by reference.

This Current Report on Form 8-K is not a solicitation of votes to accept or reject the Plan or an offer to sell securities of the Company. Any solicitation of votes or offer to sell or solicitation of an offer to buy any securities of the Company will be made only pursuant to and in accordance with the Disclosure Statement (as may be amended) and any applicable order of the Bankruptcy Court.

Form of Combined Notice

A notice (the “Combined Notice”) of the Chapter 11 Cases, the combined hearing to consider approval of the Disclosure Statement and any objections thereto and to consider confirmation of the Plan and any objections thereto, applicable objection deadlines, summaries of the Plan, and related matters will be served on certain notice parties by the Company’s claims agent, Kroll Inc., a form of which is furnished as Exhibit 99.3 to this Current Report on Form 8-K and is incorporated into this Item 7.01 by reference.

Cautionary Note Regarding the Chapter 11 Cases

The Company cautions that trading in the Company’s securities during the pendency of the Chapter 11 Cases is highly speculative and poses substantial risks. Trading prices for the Company’s securities may bear little or no relationship to the actual recovery, if any, by the holders of the Company’s securities in the Chapter 11 Cases. Pursuant to the terms of the RSA, existing lenders are expected to receive substantially all of the equity of the reorganized Company. Holders of the Company’s Existing Equity Interests are expected to have their equity interests cancelled and will receive no recovery.

Additional Information on the Chapter 11 Cases

Court filings and information about the Chapter 11 Cases can be found at a website maintained by the Company’s claims agent, Kroll Inc., at https://restructuring.ra.kroll.com/trinseo, or by contacting Kroll Inc. at (888) 401-9681 (toll-free) and (332) 232-3252 (international). Additional information regarding the restructuring is available at www.StrengtheningTrinseo.com. The documents and other information available via these websites are not part of this Current Report and shall not be deemed incorporated herein. The Company intends to use these websites, in addition to its investor relations website, press releases, SEC filings and other public communications, as a means of disclosing certain material, non-public information and complying with certain applicable disclosure obligations.

The information included in this Current Report under Item 7.01, including Exhibit 99.1, Exhibit 99.2 and Exhibit 99.3, attached hereto is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to liabilities of that Section, nor shall it be deemed incorporated by reference into any filing under the Exchange Act or the Securities Act of 1933, as amended, regardless of any general incorporation language in such filings, unless expressly incorporated by specific reference in such filing.

Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements by their nature address matters that are, to different degrees, uncertain, including estimates, forecasts, and projections about possible or assumed future results of the Company’s business, financial condition, liquidity, results of operations, plans, and objectives and the Company’s industry and market growth. Words such as “could,” “will,” “may,” “assume,” “forecast,” “position,” “predict,” “strategy,” “expect,” “intend,” “plan,” “estimate,” “anticipate,” “believe,” “project,” “budget,” “potential,” “forward” or “continue” and similar expressions are used to identify forward-looking statements. All statements in this Current Report on Form 8-K that are not historical are forward-looking statements, including statements about the Restructuring Transactions, the Chapter 11 Cases, the Plan, the Company’s financial position, the Company’s ability to continue operating in the ordinary course, including continuing to serve customers and pay vendors and employees in the ordinary course, and the potential effects of such transactions on the Company’s financial position, capital structure, outstanding debt and interest expense. These forward-looking statements are based upon current expectations and involve risks and uncertainties, including the Company’s ability to consummate the Restructuring Transactions; negotiate, execute and perform definitive documents; obtain Bankruptcy Court approval of the Plan and other requested relief and confirm and consummate the Plan; obtain and consummate exit financing; satisfy or waive conditions to the Plan Effective Date, including any required governmental or regulatory approvals and Irish law implementation steps; complete the Chapter 11 process on an expedited basis; reduce the Company’s debt obligations and interest expense; execute on the Company’s long-term growth strategy and operate from a positive free cash flow position; the length of time the Company will operate under the Chapter 11 Cases; the potential adverse effects of the Chapter 11 Cases on the Company’s liquidity and results of operations; the timing or amount of recovery, if any, to the Company’s stakeholders; uncertainty regarding the Company’s ability to retain key personnel; the diversion of management’s attention as a result of the Chapter 11 Cases; increased administrative and legal costs related to the Chapter 11 Cases; changes in the Company’s ability to meet its financial obligations during the Chapter 11 Cases and to maintain contracts that are critical to its operations; the effectiveness of the overall restructuring activities pursuant to the Chapter 11 Cases and any additional strategies that the Company may employ to address its liquidity and capital resources and achieve its stated goals; the actions and decisions of equity holders, creditors, regulators, and other third parties that have an interest in the Chapter 11 Cases, which may interfere with the ability to confirm and consummate the Plan; risks relating to the continued over-the-counter quotation of the Company’s ordinary shares. Additional information and key risks applicable to these statements are described in the Company’s Annual Report on Form 10-K, under Part I, Item 1A — “Risk Factors,” and elsewhere in the Company’s other reports, filings and furnishings made with the U.S. Securities and Exchange Commission from time to time. All forward-looking statements in this Current Report on Form 8-K are qualified by these cautionary statements, and actual results or developments may differ materially from those in these forward-looking statements. The Company assumes no obligation to publicly update or revise any forward-looking statements, except as required by law.

ITEM 9.01	Exhibits.
10.1	Restructuring Support Agreement, dated May 13, 2026 (incorporated by reference to Exhibit 10.1 to the Registrant’s Current Report on Form 8-K (File No. 001-36473) filed on May 13, 2026)
99.1	Press Release, dated May 26, 2026
99.2	Disclosure Statement for the Joint Prepackaged Chapter 11 Plan of Reorganization of Trinseo PLC and its Debtor Affiliates Under Chapter 11 of the Bankruptcy Code, dated May 25, 2026
99.3	Form of Combined Notice
104	Cover Page Interactive Data File (formatted in Inline XBRL and contained in Exhibit 101)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRINSEO PLC

	By:	/s/ David Stasse
	Name:	David Stasse
	Title:	Executive Vice President and Chief Financial Officer

Date: May 26, 2026